Exhibit 99.2

Cardlytics Announces Pricing of Public Offering of Common Stock

Atlanta, GA – September 10, 2019 – Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that helps make marketing more relevant and measurable, today announced the pricing of an underwritten public offering of 2,694,365 shares of its common stock, including 1,500,000 shares offered by Cardlytics and 1,194,365 shares offered by selling stockholders, at a price to the public of $34.00 per share. The gross proceeds to Cardlytics from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $51.0 million. Cardlytics will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The offering is expected to close on or about September 13, 2019, subject to customary closing conditions. In addition, Cardlytics has granted the underwriters a 30-day option to purchase up to an additional 404,154 shares of common stock from it at the public offering price, less underwriting discounts and commissions.

J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers and representatives of the underwriters for the offering. Wells Fargo Securities, SunTrust Robinson Humphrey and Raymond James are also acting as book-running managers for the offering. KeyBanc Capital Markets is acting as co-manager for the offering. The offering is being made pursuant to a shelf registration statement, including a base prospectus, filed by Cardlytics with the Securities and Exchange Commission (SEC), which was declared effective by the SEC on August 29, 2019. The offering may be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or telephone at 866-803-9204 or email at prospectus-eq_fi@jpmchase.com; or BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cardlytics

Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco, and Visakhapatnam.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding

Cardlytics’ expectations regarding the closing of the public offering. The words “anticipate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on Cardlytics’ current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the satisfaction of closing conditions and other factors that are set forth in Cardlytics’ filings with the SEC, including Cardlytics’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other filings Cardlytics makes with the SEC from time to time, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations:

William Maina

ICR, Inc.

(646) 277-1236

ir@cardlytics.com